NEWS RELEASE


                PROVIDENT BANKSHARES ANNOUNCES SOLID RESULTS AND
                       RECORD ROA FOR SECOND QUARTER 2006
                           EARNINGS UP 8% FOR THE YEAR

BALTIMORE: (July 20, 2006) - Provident Bankshares Corporation (NASDAQ: PBKS), the parent company of Provident Bank, reported net income of $20 million, or $0.60 per diluted share, for the second quarter of 2006.

The results for the second quarter of 2006 reflect the Company's continued improvement in financial fundamentals through the consistent execution of the Bank's strategic priorities and transition of the balance sheet from wholesale to core banking activities. As a result, return on assets was 1.26%, and the net interest margin improved to 3.74%, compared to 3.48% in the second quarter of 2005. Strong lending activity provided the Company with the ability to reduce average investment securities by 9% from the same period of 2005. In addition, strong growth in commercial deposit accounts contributed to a $134 million increase in average total deposit balances. Asset quality remained strong in the second quarter of 2006, with the ratio of net loan charge-offs to average loans declining to 0.09%, compared to 0.14% for the same period last year.

SECOND QUARTER FINANCIAL HIGHLIGHTS

Results for the second quarter of 2006 compared to the second quarter of 2005:
o   Return on assets increased to 1.26% from 1.25%
o   Net interest margin improved to 3.74% from 3.48%
o Average home equity and real estate construction loans increased 22% and 38%, respectively
o   Average total deposits increased 3% to $4.1 billion
o   Service charge income increased 10% to $23.9 million
o Net charge-offs as a percentage of average loans improved to 9 basis points from 14 basis points
o Capital ratios remained strong with a leverage ratio of 8.53% and a total risk-based capital ratio of 11.98%

"The consistent execution of our key strategies and the opportunity provided by the Greater Baltimore, Greater Washington and Central Virginia regions has resulted in another quarter of solid performance," said Chairman and CEO Gary N. Geisel.

DIVIDEND DECLARED

Provident Bankshares announced today that its Board of Directors has declared an increased quarterly cash dividend of $0.295 per share. This is the fifty-first consecutive quarterly dividend increase. The quarterly cash dividend will be paid on August 11, 2006 to stockholders of record at the close of business on July 31, 2006.

SECOND QUARTER RESULTS

Provident Bankshares reported net income of $20 million, or $0.60 per diluted earnings per share, for the second quarter of 2006, compared to net income of $20 million and $0.60 per diluted earnings per share in the same period a year ago. However, the composition of revenue differed from the second quarter of 2005; that quarter included $3.9 million of derivative valuation gains versus the current quarter, which had $554 thousand in valuation losses. These non-cash amounts represent the change in the value of certain derivatives that are used to mitigate the impact of changing interest rates. The changes in the value of these derivatives are required to be reflected in earnings; and this non-cash adjustment has and will continue to produce fluctuations in reported earnings.

As a result of the favorable growth in consumer and commercial loans and deposits, net interest income grew by 6% from the corresponding period of 2005; this led to an improvement in the net interest margin from 3.48% to 3.74%. Non-interest income from service charges on deposit accounts, commissions and fees increased 11% from the second quarter of 2005, to $25.6 million in second quarter 2006. Non-interest expense increased 6% in the second quarter of 2006, driven primarily by compensation and healthcare cost increases.

2006 YEAR TO DATE HIGHLIGHTS

Diluted earnings per share for the six months ended June 30, 2006 are 8% higher than the corresponding period a year ago. Net interest income growth of 6% and the 12% increase in fee based services has led to an increase in total revenue of $9.4 million excluding total gains (losses) over the first six months of 2005. The increase in net interest income can be attributed to the beneficial changes in the mix of earning assets, which more than offset increased funding costs. Average consumer home equity average loan balances have grown by 24%, and real estate construction loan balances have increased by 39% year to date compared to the same period of 2005.

EXECUTION OF KEY BUSINESS STRATEGIES

In addition to the focus on improving financial fundamentals, the Bank has four strategic priorities.

o   Maximize Provident's position as the right size bank in the marketplace
o Consistently execute a high-performance, customer relationship-focused sales culture
o Profitably grow and deepen customer relationships in all four key market segments: commercial, commercial real estate, consumer and small business
o Sustain a culture that attracts and retains employees who provide the differentiating "Provident Way" customer experience.

During the second quarter of 2006, significant progress was made in all of these areas. The Bank's recent expansion of the ATM surcharge free network by joining the MoneyPass network in June 2006 is a notable example of a recent initiative that was completed in support of several key strategies. By providing customers with free access to more than 11,000 ATMs nationwide, the Bank is able to deliver on its promise of being the right sized bank, while also growing and retaining customer relationships.

The Company's experience and expertise in real estate lending resulted in second quarter 2006 growth in average home equity loans of $174 million, or 22%, and growth in average real estate construction loans of $223 million, or 38%, from second quarter of 2005. The growth in these loan types offset planned reductions in average originated and acquired residential loans and investments of $201 million and $196 million, respectively, from second quarter of 2005.

Commercial deposits accounted for much of the $62 million in average customer deposit growth in the second quarter of 2006. Commercial clients in the Greater Washington and Central Virginia regions were a particularly strong source of the year over year deposit growth, contributing $38 million of net average deposit growth.

OUTLOOK FOR THE FUTURE

Commenting on the future for Provident Bankshares, Chairman and CEO Gary N. Geisel added, "I am pleased with our progress and am proud of the management team especially considering the challenges in the operating environment for the banking industry."

ABOUT PROVIDENT BANKSHARES CORPORATION

Provident Bankshares Corporation is the holding company for Provident Bank, the second largest independent commercial bank headquartered in Maryland. With $6.4 billion in assets, Provident serves individuals and businesses in the key urban areas of Baltimore, Washington and Richmond through a network of 154 offices in Maryland, Virginia, and southern York County, PA. Provident Bank also offers related financial services through wholly owned subsidiaries. Securities brokerage, investment management and related insurance services are available through Provident Investment Center and leases through Court Square Leasing and Provident Lease Corp. Visit Provident on the web at www.provbank.com.
                                                    ----------------

WEBCAST INFORMATION

Provident Bankshares Corporation's second quarter earnings teleconference will be webcast at 10 a.m. ET on Thursday, July 20, 2006. The conference call will include a discussion of the Company's second quarter 2006 results of operations and may include forward-looking information. The conference call will be simultaneously webcast at www.provbank.com and archived through August 4, 2006. To listen to the conference call, please go to the Company's website to register, download and install any necessary software. When in the Company's website, follow these links:
     o  About Provident
        o  Investor Relations
           o  Upcoming Events
              o Provident Bankshares Corporation Second Quarter 2006 Results Audio Webcast
An audio replay of the teleconference will be available through August 4, 2006 by dialing 1-888-286-8010, passcode 71688990; the international dial-in number is 617-801-6888.

FORWARD-LOOKING STATEMENTS

THIS PRESS RELEASE, AS WELL AS OTHER WRITTEN COMMUNICATIONS MADE FROM TIME TO TIME BY PROVIDENT BANKSHARES CORPORATION AND ITS SUBSIDIARIES (THE "COMPANY") (INCLUDING, WITHOUT LIMITATION, THE COMPANY'S 2005 ANNUAL REPORT TO STOCKHOLDERS) AND ORAL COMMUNICATIONS MADE FROM TIME TO TIME BY AUTHORIZED OFFICERS OF THE COMPANY, MAY CONTAIN STATEMENTS RELATING TO THE FUTURE RESULTS OF THE COMPANY (INCLUDING CERTAIN PROJECTIONS AND BUSINESS TRENDS) THAT ARE CONSIDERED "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "PSLRA"). SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "ESTIMATED," "INTEND" AND "POTENTIAL." EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, POSSIBLE OR ASSUMED ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, EXPECTED OR ANTICIPATED REVENUE, AND RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING EARNINGS GROWTH DETERMINED USING U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"); REVENUE GROWTH IN RETAIL BANKING, LENDING AND OTHER AREAS; ORIGINATION VOLUME IN THE COMPANY'S CONSUMER, COMMERCIAL AND OTHER LENDING BUSINESSES; ASSET QUALITY AND LEVELS OF NON-PERFORMING ASSETS; CURRENT AND FUTURE CAPITAL MANAGEMENT PROGRAMS; NON-INTEREST INCOME LEVELS, INCLUDING FEES FROM SERVICES AND PRODUCT SALES; TANGIBLE CAPITAL GENERATION; MARKET SHARE; EXPENSE LEVELS; AND OTHER BUSINESS OPERATIONS AND STRATEGIES. FOR THESE STATEMENTS, THE COMPANY CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PSLRA.

THE COMPANY CAUTIONS YOU THAT A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED IN ANY FORWARD-LOOKING STATEMENT. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO: THE FACTORS IDENTIFIED IN THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 UNDER THE HEADINGS "FORWARD-LOOKING STATEMENTS" AND "ITEM 1A. RISK FACTORS," PREVAILING ECONOMIC CONDITIONS, EITHER NATIONALLY OR LOCALLY IN SOME OR ALL AREAS IN WHICH THE COMPANY CONDUCTS BUSINESS OR CONDITIONS IN THE SECURITIES MARKETS OR THE BANKING INDUSTRY; CHANGES IN INTEREST RATES, DEPOSIT FLOWS, LOAN DEMAND, REAL ESTATE VALUES AND COMPETITION, WHICH CAN MATERIALLY AFFECT, AMONG OTHER THINGS, CONSUMER BANKING REVENUES, REVENUES FROM SALES ON NON-DEPOSIT INVESTMENT PRODUCTS, ORIGINATION LEVELS IN THE COMPANY'S LENDING BUSINESSES AND THE LEVEL OF DEFAULTS, LOSSES AND PREPAYMENTS ON LOANS MADE BY THE COMPANY, WHETHER HELD IN PORTFOLIO OR SOLD IN THE SECONDARY MARKETS; CHANGES IN THE QUALITY OR COMPOSITION OF THE LOAN OR INVESTMENT PORTFOLIOS; THE COMPANY'S ABILITY TO SUCCESSFULLY INTEGRATE ANY ASSETS, LIABILITIES, CUSTOMERS, SYSTEMS AND MANAGEMENT PERSONNEL THE COMPANY MAY ACQUIRE INTO ITS OPERATIONS AND ITS ABILITY TO REALIZE RELATED REVENUE SYNERGIES AND COST SAVINGS WITHIN EXPECTED TIME FRAMES; THE COMPANY'S TIMELY DEVELOPMENT OF NEW AND COMPETITIVE PRODUCTS OR SERVICES IN A CHANGING ENVIRONMENT, AND THE ACCEPTANCE OF SUCH PRODUCTS OR SERVICES BY CUSTOMERS; OPERATIONAL ISSUES AND/OR CAPITAL SPENDING NECESSITATED BY THE POTENTIAL NEED TO ADAPT TO INDUSTRY CHANGES IN INFORMATION TECHNOLOGY SYSTEMS, ON WHICH IT IS HIGHLY DEPENDENT; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, AND GUIDELINES; CHANGES IN ANY APPLICABLE LAW, RULE, REGULATION OR PRACTICE WITH RESPECT TO TAX OR LEGAL ISSUES; RISKS AND UNCERTAINTIES RELATED TO MERGERS AND RELATED INTEGRATION AND RESTRUCTURING ACTIVITIES; CONDITIONS IN THE SECURITIES MARKETS OR THE BANKING INDUSTRY; CHANGES IN THE QUALITY OR COMPOSITION OF THE INVESTMENT PORTFOLIO; LITIGATION LIABILITIES, INCLUDING COSTS, EXPENSES, SETTLEMENTS AND JUDGMENTS; OR THE OUTCOME OF OTHER MATTERS BEFORE REGULATORY AGENCIES, WHETHER PENDING OR COMMENCING IN THE FUTURE; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS AND SERVICES. ADDITIONALLY, THE TIMING AND OCCURRENCE OR NON-OCCURRENCE OF EVENTS MAY BE SUBJECT TO CIRCUMSTANCES BEYOND THE COMPANY'S CONTROL. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS WHICH ARE MADE AS OF THE DATE OF THIS REPORT, AND, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

IN THE EVENT THAT ANY NON-GAAP FINANCIAL INFORMATION IS DESCRIBED IN ANY WRITTEN COMMUNICATION, INCLUDING THIS PRESS RELEASE, OR IN OUR TELECONFERENCE, PLEASE REFER TO THE SUPPLEMENTAL FINANCIAL TABLES INCLUDED WITH THIS RELEASE AND ON OUR WEBSITE FOR THE GAAP RECONCILIATION OF THIS INFORMATION.

                                  TABLES FOLLOW


PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES
FINANCIAL SUMMARY
(DOLLARS IN THOUSANDS,EXCEPT PER SHARE DATA)              Three Months Ended                        Three Months Ended
                                                              June 30,                                   March 31,
                                                    ----------------------------------------    --------------------------
                                                        2006           2005       % Change          2006        % Change
                                                    -------------  -------------  ----------    -------------  -----------
SUMMARY INCOME STATEMENTS:
Net interest income                                 $     52,387   $     49,393         6.1 %   $     51,248          2.2 %
Provision for loan losses                                    824          2,222       (62.9)             318        159.1
Non-interest income                                       31,405         33,184        (5.4)          28,225         11.3
  Net gains (losses)                                         203            706       (71.2)             540        (62.4)
  Derivative gains (losses)                                 (554)         3,921      (114.1)            (603)        (8.1)
Non-interest income, excluding total gains (losses)       31,756         28,557        11.2           28,288         12.3
Total revenue, excluding total gains (losses)             84,143         77,950         7.9           79,536          5.8
Non-interest expense                                      53,795         50,957         5.6           52,791          1.9
Income tax expense                                         9,150          9,421        (2.9)           8,106         12.9
Net income                                                20,023         19,977         0.2           18,258          9.7

SHARE DATA:
Basic earnings per share                            $       0.61   $       0.61         0.0 %   $       0.55         10.9 %
Diluted earnings per share                                  0.60           0.60         0.0             0.55          9.1
Cash dividends paid per share                              0.290          0.270         7.4            0.285          1.8
Book value per share                                       19.03          19.09        (0.3)           19.11         (0.4)
Weighted average shares - basic                       32,785,258     32,938,762        (0.5)      32,948,119         (0.5)
Weighted average shares - diluted                     33,133,175     33,524,779        (1.2)      33,364,813         (0.7)
Common shares outstanding                             32,789,289     32,865,817        (0.2)      32,974,784         (0.6)

SELECTED RATIOS:
Return on average assets                                    1.26 %         1.25 %                       1.17 %
Return on average equity                                   12.83          12.94                        11.71
Return on average common equity                            12.32          12.84                        11.40
Net yield on average earning assets (t/e basis)             3.74           3.48                         3.72
Efficiency ratio                                           63.57          63.89                        66.01
Leverage ratio                                              8.53           8.00                         8.54
Tier I risk-based capital ratio                            11.03          11.01                        11.35
Total risk-based capital ratio                             11.98          12.06                        12.34
Tangible common equity ratio                                6.41           5.89                         6.41

END OF PERIOD BALANCES:
Investment securities portfolio                     $  1,898,055   $  2,058,074        (7.8)%   $  1,916,653         (1.0)%
Total loans                                            3,759,295      3,623,791         3.7        3,713,169          1.2
Assets                                                 6,409,226      6,407,115           -        6,372,434          0.6
Deposits                                               4,150,570      4,035,705         2.8        4,162,439         (0.3)
Stockholders' equity                                     624,119        627,339        (0.5)         630,196         (1.0)
Common stockholders' equity                              658,334        629,396         4.6          656,770          0.2

AVERAGE BALANCES:
Investment securities portfolio                     $  1,922,792   $  2,119,140        (9.3)%   $  1,921,879            - %
Loans:
  Originated and acquired residential mortgage           403,284        603,975       (33.2)         439,513         (8.2)
  Home equity                                            946,382        772,558        22.5          914,182          3.5
  Other consumer                                         421,042        462,751        (9.0)         437,227         (3.7)
  Commercial real estate                               1,265,622      1,058,669        19.5        1,232,269          2.7
  Commercial business                                    692,819        676,863         2.4          677,346          2.3
Total loans                                            3,729,149      3,574,816         4.3        3,700,537          0.8
Earning assets                                         5,670,512      5,709,796        (0.7)       5,638,368          0.6
Assets                                                 6,372,448      6,428,933        (0.9)       6,337,658          0.5
Deposits:
  Noninterest-bearing                                    800,183        817,408        (2.1)         791,615          1.1
  Interest-bearing                                     3,262,110      3,111,039         4.9        3,222,234          1.2
Total deposits                                         4,062,293      3,928,447         3.4        4,013,849          1.2
Stockholders' equity                                     625,998        619,137         1.1          632,515         (1.0)
Common stockholders' equity                              651,939        623,865         4.5          649,280          0.4


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

PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES
FINANCIAL SUMMARY
(DOLLARS IN THOUSANDS,EXCEPT PER SHARE DATA)                    Six Months Ended
                                                                     June 30,
                                                    ------------------------------------------
                                                        2006            2005        % Change
                                                    -------------   -------------   ----------
SUMMARY INCOME STATEMENTS:
Net interest income                                 $    103,635    $     98,109          5.6 %
Provision for loan losses                                  1,142           3,797        (69.9)
Non-interest income                                       59,630          56,228          6.1
  Net gains (losses)                                         743             (70)           -
  Derivative gains (losses)                               (1,157)            101            -
Non-interest income, excluding total gains (losses)       60,044          56,197          6.8
Total revenue, excluding total gains (losses)            163,679         154,306          6.1
Non-interest expense                                     106,586          98,431          8.3
Income tax expense                                        17,256          16,382          5.3
Net income                                                38,281          35,727          7.1

SHARE DATA:
Basic earnings per share                            $       1.16    $       1.08          7.4 %
Diluted earnings per share                                  1.15            1.06          8.5
Cash dividends paid per share                              0.575           0.535          7.5
Book value per share                                       19.03           19.09         (0.3)
Weighted average shares - basic                       32,863,255      32,984,013         (0.4)
Weighted average shares - diluted                     33,233,941      33,616,247         (1.1)
Common shares outstanding                             32,789,289      32,865,817         (0.2)

SELECTED RATIOS:
Return on average assets                                    1.21 %          1.12 %
Return on average equity                                   12.27           11.64
Return on average common equity                            11.87           11.60
Net yield on average earning assets (t/e basis)             3.73            3.47
Efficiency ratio                                           64.75           62.96
Leverage ratio                                              8.53            8.00
Tier I risk-based capital ratio                            11.03           11.01
Total risk-based capital ratio                             11.98           12.06
Tangible common equity ratio                                6.41            5.89

END OF PERIOD BALANCES:
Investment securities portfolio                     $  1,898,055    $  2,058,074         (7.8)%
Total loans                                            3,759,295       3,623,791          3.7
Assets                                                 6,409,226       6,407,115            -
Deposits                                               4,150,570       4,035,705          2.8
Stockholders' equity                                     624,119         627,339         (0.5)
Common stockholders' equity                              658,334         629,396          4.6

AVERAGE BALANCES:
Investment securities portfolio                     $  1,922,338    $  2,144,419        (10.4)%
Loans:
  Originated and acquired residential mortgage           421,298         621,811        (32.2)
  Home equity                                            930,371         748,772         24.3
  Other consumer                                         429,090         466,923         (8.1)
  Commercial real estate                               1,249,039       1,042,492         19.8
  Commercial business                                    685,124         677,519          1.1
Total loans                                            3,714,922       3,557,517          4.4
Earning assets                                         5,654,529       5,717,241         (1.1)
Assets                                                 6,355,149       6,430,941         (1.2)
Deposits:
  Noninterest-bearing                                    795,923         800,634         (0.6)
  Interest-bearing                                     3,242,282       3,042,069          6.6
Total deposits                                         4,038,205       3,842,703          5.1
Stockholders' equity                                     629,239         618,878          1.7
Common stockholders' equity                              650,617         621,331          4.7